       As filed with the Securities and Exchange Commission on November 28, 2001

                                                      Registration No. 333-_____

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               PICO HOLDINGS, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

            California                                  94-2723335
    --------------------------                       ------------------
   (State or other jurisdiction             (I.R.S. employer identification no.)
of incorporation or organization)

                         875 Prospect Street, Suite 301
                               La Jolla, CA 92037
                       ----------------------------------
               (Address of principal executive offices) (Zip code)


                 INDIVIDUAL NONSTATUTORY STOCK OPTION AGREEMENTS
                 -----------------------------------------------
                            (Full title of the plan)

                                 Maxim C.W. Webb
                      Chief Financial Officer and Treasurer
                               PICO Holdings, Inc.
                         875 Prospect Street, Suite 301
                               La Jolla, CA 92037
                       ----------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service: 858-456-6022

This registration statement, including all exhibits and attachments, contains 9 pages. The exhibit index may be found on page 7 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

----------------------------------------------------------------------------------------------
                                CALCULATION OF REGISTRATION FEE

                                                               Proposed
                                          Proposed             maximum
Title of securities     Amount to be   maximum offering   aggregate offering     Amount of
to be registered(1)     registered(2)  price per share(3)       share(3)      registration fee
----------------------------------------------------------------------------------------------

Individual Nonstatutory Stock Option Agreements with Maxim Webb, Raymond Webb, and John Perri

Common Stock
Par Value $0.001           46,223          $ 15.00            $693,345.00        $173.34


Individual Nonstatutory Stock Option Agreement with Maxim Webb

Common Stock
Par Value $0.001           10,665          $ 13.25            $141,311.25        $ 35.33


TOTAL                      56,888                             $834,656.25        $208.67


--------
(1)    The securities to be registered include options to acquire such Common
       Stock.

(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based on the exercise price pursuant to the Nonstatutory Stock Option Agreements between the Company and Raymond Webb, Maxim Webb, and John Perri.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

        PICO Holdings, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

        (a) The Company's latest report on Form 10-K filed on March 29, 2001, pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 2000, as filed with the Commission.

        (b) The Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2001 filed pursuant to Section 13(a) or 15(d) of the Exchange Act, as filed with the Securities and Exchange Commission on May 9, August 7 and November 7, 2001, respectively, and the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2001.

        (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

        Inapplicable.

Item 6. Indemnification of Directors and Officers

        The Company's Amended and Restated Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to California law, the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under California law. In addition, each director will continue to be subject to liability for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law,
(ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) any transaction that constitutes an illegal distribution or dividend under California law, and (vii) any transaction involving an unlawful conflict of interest between the director and the Company under California law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7. Exemption From Registration Claimed

        Inapplicable.

Item 8. Exhibits

        See Exhibit Index.

Item 9. Undertakings

                The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on November 27, 2001.


                                       PICO Holdings, Inc.



                                       By: /s/ Maxim C.W. Webb
                                           -------------------------------------
                                               Maxim C.W. Webb, Chief Financial
                                               Officer and Treasurer

                                POWER OF ATTORNEY

        The officers and directors of PICO Holdings, Inc. whose signatures appear below, hereby constitute and appoint Maxim C.W. Webb and James F. Mosier, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 27, 2001.


Signature                              Title
--------------------------------------------------------------------------------

/s/ Ronald Langley                     Chairman of the Board, Director
----------------------------------
Ronald Langley


/s/ John R. Hart                       President, Chief Executive Office, Director
----------------------------------     (Principal Executive Officer)
John R. Hart


/s/ Maxim C.W. Webb                    Chief Financial Officer and Treasurer
----------------------------------     (Principal Financial and Accounting Officer)
Maxim C.W. Webb


/s/ Robert R. Broadbent                Director
----------------------------------
Robert R. Broadbent


/s/ S. Walter Foulkrod, III            Director
----------------------------------
S. Walter Foulkrod, III, Esq.


/s/ Richard D. Ruppert                 Director
----------------------------------
Richard D. Ruppert, M.D.


/s/ John D. Weil                       Director
----------------------------------
John D. Weil


/s/ Carlos C. Campbell                 Director
----------------------------------
Carlos C. Campbell

                                  EXHIBIT INDEX

  4.1 Amended and Restated Articles of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's
               Registration Statement on Form 8-K filed on December 4, 1996

  4.2 Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.2.2 to Amendment No. 2 to the Company's
               Registration Statement on Form S-4 filed on October 2, 1996 (File
               No. 333-06671)

  4.3 Agreement and Plan of Reorganization dated as of May 1, 1996 among Citation Insurance Group, Citation Holding, Inc. and
               Physicians Insurance Company of Ohio and amendment thereto dated
               August 14, 1996, is incorporated by reference to exhibit filed with Amendment No. 2 to the Company's Registration Statement on
               Form S-4 filed on October 2, 1996 (File No. 333-06671).

  4.4          Second Amendment to Agreement and Plan of Reorganization dated
               November 12, 1996 is incorporated by reference to Exhibit 2.3 to the Company's Registration Statement on Form 8-K filed on
               December 4, 1996.

  5            Opinion re legality

  23.1         Consent of Counsel (included in Exhibit 5)

  23.2         Consent of Deloitte & Touche LLP

  24 Power of Attorney (included in signature pages to this registration statement).